EXHIBIT 10.3
                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is made and entered into as of June 1, 1997 by and between Weatherford Enterra, Inc., a Delaware corporation (the "Company"), and Thomas R. Bates, Jr., an individual currently residing in Sugar Land, Texas ("Bates").

      WHEREAS, the Board of Directors of the Company (the "Board") has made Bates an offer of employment to serve as President and Chief Executive Officer of the Company, on terms and conditions and for the consideration hereinafter set forth, in addition to serving as a director of the Company;

      WHEREAS, Bates has accepted the Board's offer of employment as President and Chief Executive Officer and has agreed to serve as a director of the Company; and

      WHEREAS, the parties wish to memorialize the terms and conditions of Bates' employment;

      NOW, THEREFORE, for and in consideration of the premises and the respective covenants and agreements of the parties herein contained, the Company and Bates hereby agree as follows:

                                    ARTICLE 1
                                   EMPLOYMENT

      The Company hereby agrees to employ Bates, and Bates hereby agrees to serve the Company, on the terms and conditions set forth herein.

                                    ARTICLE 2
                                      TERM

      The term of this Agreement shall commence as of June 1, 1997 (the "Effective Date") and shall continue through May 31, 2002 (the "Term"), unless sooner terminated as hereinafter provided.

                                    ARTICLE 3
                               POSITION AND DUTIES

      3.1 Bates shall serve as a director of the Company, in the class of directors whose terms shall expire at the 1998 Annual Stockholders' Meeting and initially shall be employed as President and Chief Executive Officer. Bates shall have such responsibilities, duties and authority reasonably accorded to and expected of a President and Chief Executive Officer and as may from time to time be prescribed by the Board or pursuant to the Company's bylaws. The parties expressly agree that the Board is under no obligation to reelect Bates as President

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and Chief Executive Officer at any time in the future, nor is the Board required to nominate Bates for reelection as a director upon the expiration of his current term. Bates agrees to resign as President and Chief Executive Officer, as a director, or both, at any time after the date hereof, if requested to do so by a majority of the members of the Board. The provisions of Section 6 (a) of this Agreement shall apply with respect to any such resignation, unless such resignation is for Cause.

            3.2 During the Term, and excluding any periods of vacation and sick leave to which Bates is entitled, Bates shall devote such time and efforts to the business and affairs of the Company as shall be necessary for him to discharge the duties and responsibilities assigned to Bates. During the Employment Period it shall not be a violation of this Agreement for Bates to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and
(C) manage personal investments, so long as such activities do not significantly interfere with the performance of Bates' responsibilities as an employee of the Company in accordance with this Agreement.

                                    ARTICLE 4
                        COMPENSATION AND RELATED MATTERS

      4.1 SIGN-ON BENEFITS.

            (a) On the Effective Date, Bates will receive a sign-on bonus of $71,250 cash.

            (b) On the Effective Date, Bate will receive 65,041 shares of the Company's Common Stock, such shares to be granted pursuant to the Company's Restricted Stock Incentive Plan (the "Restricted Plan") and to be subject to restrictions on ownership in accordance with the terms of the Restricted Plan. The ownership restrictions on such shares will terminate 25 percent per year, beginning one year after the Effective Date, assuming Bates is still employed by the Company on the appropriate date, unless otherwise provided herein.

            (c) Bates will receive on the date hereof an option to purchase 150,000 shares of the Company's Common Stock, such option to be granted pursuant to the Company's 1991 Stock Option Plan (the "Option Plan"). The option will vest 20 percent per year, beginning one year after the grant date and will be exercisable as provided by the Option Plan for ten years after the grant date.

      4.2 SALARY. The Company shall pay to Bates an annual base salary of $500,000, or such higher rate as may from time to time be determined in the sole discretion of the Board, provided that the Compensation and Stock Plans Committee of the Board (the "Compensation Committee") and the Board shall review Bates' base salary on an annual basis. Bates' base salary shall be paid in substantially equal semi-monthly installments.

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      4.3   INCENTIVE COMPENSATION.

            (a) Bates shall be eligible to receive an annual bonus, in cash, stock, or a combination of both, equal to up to 100% of his base salary calculated in accordance with the executive bonus plan then in effect and as recommended by the Compensation Committee and approved by the Board; PROVIDED, HOWEVER, that Bates will receive for 1997 a bonus equal to not less than 50 percent of his base salary, prorated for the number of months of his employment by the Company during 1997.

            (b) Bates shall be eligible to participate in the Company's incentive stockbased plans offered to executive officers of the Company, including the Option Plan and the Restricted Plan.

      4.4   BENEFITS.

            (a) Bates shall be eligible to participate in the Company's 401(k) Savings Plan and the Company's Supplemental Savings Plan, as, and to the extent such plans are, in effect from time to time during the Term.

            (b) Bates and Bates' eligible dependents shall be entitled to participate and shall receive all benefits under the Company's welfare benefit plans, including, without limitation, medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans and programs, as, and to the extent such plans and programs are, in effect from time to time during the Term, provided that Bates shall pay any premiums or other amounts required to be paid for such benefits.

      4.5 VACATION. Bates shall be entitled to four weeks paid vacation during each year of the Term. Bates shall also be entitled to all paid holidays and personal time given by the Company to its employees.

      4.6 CAR ALLOWANCE. The Company shall pay Bates a car allowance of $1,000 per month or such other rate as may from time to time be determined in the sole discretion of the Board.

                                    ARTICLE 5
                            TERMINATION OF EMPLOYMENT

      5.    TERMINATION OF EMPLOYMENT.

            (a) DEATH OR DISABILITY. Bates' employment shall terminate automatically upon Bates' death during the Term. If the Company determines in good faith that the Disability of Bates has occurred during the Term (pursuant to the definition of Disability set forth below), it may give to Bates written notice in accordance with Section 8.4 of this Agreement of its intention to terminate Bates' employment. In such event, Bates'

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employment with the Company shall terminate effective 30 days after receipt of such notice by Bates (the "Disability Effective Date"), provided that within the 30-day period after such receipt, Bates shall not have returned to full-time performance of Bates' duties. For purposes of this Agreement, "Disability" shall mean the absence of Bates from Bates' duties with the Company on a full-time basis for 180 calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Bates or Bates' legal representative.

            (b) CAUSE. The Company may terminate Bates' employment during the Term for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) the material willful misconduct or gross negligence of Bates in the performance of his duties to the Company and its affiliates (other than any such misconduct or negligence resulting from his incapacity due to physical or mental illness), in either such instances so as to cause substantial financial harm to the Company or one or more of its affiliates;

                  (ii) the commission by Bates of fraud, misappropriation or embezzlement in the performance of his duties hereunder; or

                  (iii) the conviction of Bates of a felony that has a substantial adverse effect on the Company or one or more of its affiliates.

                  All conclusions and determinations required for purposes of determining "Cause" under this provision shall be made by the Board in good faith after the Board gives Bates written notice of the alleged act or failure constituting Cause for termination and after Bates is given an opportunity, together with counsel, to be heard by the Board.

            (c) GOOD REASON. Bates' employment may be terminated by Bates during the Term for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) the assignment to Bates of any duties inconsistent in any respect with Bates' position as President and Chief Executive Officer or his authority, duties or responsibilities hereunder, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Bates; or

                  (ii) any purported termination by the Company of Bates' employment otherwise than as expressly permitted by this Agreement.

            (d) NOTICE OF TERMINATION. Any termination during the Term by the Company for Cause, or by Bates for Good Reason, shall be communicated by Notice of

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Termination to the other party hereto given in accordance with Section 8.4 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Bates' employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by Bates or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Bates or the Company, respectively, from asserting such fact or circumstance in enforcing Bates' or the Company's rights hereunder.

            (e)   DATE OF TERMINATION.  "Date of Termination" shall mean:

                  (i) if Bates' employment is terminated by the Company for Cause, or by Bates for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be;

                  (ii) if Bates' employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date on which the Company notifies Bates of such termination; and

                  (iii) if Bates' employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Bates or the Disability Effective Date, as the case may be.

                                    ARTICLE 6
                      COMPANY'S OBLIGATION UPON TERMINATION

      6.    OBLIGATIONS OF THE COMPANY UPON TERMINATION.

            (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Term, the Company shall terminate Bates' employment other than for Cause, death or Disability, or Bates shall terminate employment for Good Reason:

                  (i) The Company shall pay to Bates in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                        A. the sum of (1) Bates' Annual Base Salary through the Date of Termination to the extent not theretofore paid and (2) any compensation previously deferred by Bates (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts

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described in clauses (1) and (2) shall be hereinafter referred to as the
"Accrued Obligations"), and

                        B. the amount equal to the product of (1) three times
(2) the sum of (x) Bates' annual base salary and (y) bonus paid to Bates for the prior fiscal year.

                  (ii) For three years after Bates' Date of Termination, the Company shall continue benefits to Bates and/or Bates' family equal to those which would have been provided to them in accordance with the Company's employee welfare benefits plan (except for disability plans) as if Bates' employment had not been terminated; provided, however, that with respect to any of such plans requiring an employee contribution, Bates shall continue to pay the monthly employee contribution for same, and provided further, that if Bates becomes reemployed by another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

                  (iii) For three years after Bates' Date of Termination, the Company shall provide Bates with life insurance as if his employment has not been terminated;

                  (iv) With respect to all options to purchase Common Stock held by Bates pursuant to a Company stock option plan on or prior to the Date of Termination, irrespective of whether such options are then exercisable, Bates shall have the right, during the 60-day period after the Date of Termination, to elect to surrender all or part of such options in exchange for a cash payment by the Company to Bates in an amount equal the number of shares of Common Stock subject to Bates' option(s) multiplied by the difference between (x) and (y) where (y) equals the purchase price per share covered by the option and (x) equals the highest reported sale price of a share of Common Stock in any transaction reported on the New York Stock Exchange during the 60-day period prior to and including Bates' Date of Termination (the "Surrender Price"); and with respect to any SARs held by Bates granted under the Company's Stock Appreciation Rights Plan on or prior to the Date of Termination, irrespective of whether such SARs are then exercisable, Bates shall have the right, during the 60-day period after the Date of Termination, to elect to surrender all or part of such SARs in exchange for a cash payment by the Company to Bates in an amount equal to the number of SARs held by Bates multiplied by the difference between
(a) and (b) where (b) equals the fair market value of such SARs on the date on which such SARs were awarded and (a) equals the Surrender Price. Such cash payments shall be made within 30 days after the date of Bates' election; provided, however, that if Bates' Date of Termination is within six months after the date of grant of a particular option or SAR held by Bates and Bates is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, any cash payments related thereto shall be made on the date which is six months and one day after the date of grant of such option or SAR. Notwithstanding the foregoing, if any right granted pursuant to the foregoing would make a Change of Control transaction (as defined in Section

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8.1 below) ineligible for pooling of interests accounting treatment under APB
No. 16 that but for this Section 6(a)(iv) would otherwise be eligible for such accounting treatment, Bates shall receive shares of Common Stock with a fair market value equal to the cash that would otherwise be payable hereunder in substitution for the cash, provided that any such shares of Common Stock so granted to Bates shall be registered under the Securities Act of 1933, as amended; any options or SARs outstanding as of the Date of Termination and not then exercisable shall become fully exercisable as of Bates' Date of Termination, and to the extent Bates does not elect to surrender same for a cash payment (or the equivalent number of shares of Common Stock) as provided above, such options and SARs shall remain exercisable for seven months after Bates' Date of Termination or until the stated expiration of the stated term thereof, whichever is shorter; restrictions applicable to any shares of Common Stock granted to Bates under the Company's Restricted Stock Incentive Plan shall lapse, as of the date of Bates' Date of Termination;

                  (v) The Company shall pay Bates a lump sum in cash within 30 days after Bates' Date of Termination equal to three times Bates' annual car allowance; and

                  (vi) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Bates any other amounts or benefits required to be paid or provided or which Bates is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            (b) DEATH. If Bates' employment is terminated by reason of Bates' death during the Term, this Agreement shall terminate without further obligations to Bates' legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Bates' estate or beneficiaries, as applicable, in a lump sum in cash within 30 days after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and Bates' estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of Bates' peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, in effect immediately preceding the Date of Termination.

            (c) DISABILITY. If Bates' employment is terminated by reason of Bates' Disability during the Term, this Agreement shall terminate without further obligations to Bates, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Bates in a lump sum in cash within 30 days after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, without limitation, and Bates shall be entitled after the Disability Effective Date to receive, disability and other benefits at

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least equal to the most favorable benefits generally provided by the Company and its affiliated companies to Bates' disabled peer executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in effect generally on the Date of Termination.

            (d) CAUSE; OTHER THAN FOR GOOD REASON. If Bates' employment is terminated for Cause during the Term, this Agreement shall terminate without further obligations to Bates, other than the obligation to pay to Bates (x) his annual base salary through the Date of Termination, (y) the amount of any compensation previously deferred by Bates, and (z) Other Benefits, in each case to the extent theretofore unpaid. If Bates voluntarily terminates employment during the Term, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to Bates, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to Bates in a lump sum in cash within 30 days after the Date of Termination.

                                    ARTICLE 7
                           NON-COMPETITION OBLIGATIONS

      7.1 As part of the consideration for the compensation and benefits to be paid to Bates hereunder, in keeping with Bates' duties as a fiduciary and in order to protect Bates' interests in the confidential information of the Company and the business relationships developed by Bates with the clients and potential clients of the Company, and as an additional incentive for the Company to enter into this Agreement, the Company and Bates agree to the non-competition provisions of this Article 7. Bates agrees that during the period of Bates' non-competition obligations hereunder, Bates will not, directly or indirectly for Bates or for others, in any geographic area or market where the Company or any of its affiliates are conducting any business as of the Date of Termination or have during the previous 12 months conducted any business:

            (a) engage in any business competitive with the business conducted by the Company or its affiliates;

            (b) render advice or services to, or otherwise assist, any other person, association or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by the Company or its affiliates;

            (c) induce any employee of the Company or any of its affiliates to terminate his or her employment with the Company or its affiliates, or solicit the employment of any such employee by person, association or entity not affiliated with the Company.

These non-competition obligations shall extend until the latter of (i) the expiration of the Term and (ii) one year after termination of the employment relationship.

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      7.2 Bates understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Bates will receive sufficiently high remuneration and other benefits (e.g., the right to receive compensation under Article 6 for the remainder of the Term in certain circumstances) under this Agreement to justify such restrictions. Bates acknowledges that money damages would not be sufficient remedy for any breach of this Article 7 by Bates, and the Company shall be entitled to enforce the provisions of this Article 7 by terminating any payments then owing to Bates under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 7, but shall be in addition to all remedies available at law or in equity to the Company, including, without limitation, the recovery of damages from Bates or his or her agents involved in such breach.

      7.3 It is expressly understood and agreed that the Company and Bates consider the restrictions contained in this Article 7 to be reasonable and necessary to protect the proprietary information of the Company. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be enforced.

                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1   "Change of Control" shall mean:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

                  (A)   any acquisition directly from the Company,

                  (B)   any acquisition by the Company,

                  (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

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                  (D) any acquisition by any corporation pursuant to a
transaction which complies with clauses (A), (B) and (C) of subsection (a) of this Section 8.1; or

            (b) Individuals, who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

            (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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      8.2 CHANGE OF CONTROL AGREEMENT. Bates is a party to a Change of Control
Agreement (the "COC Agreement") with the Company regarding compensation and severance arrangements in the event of a change in control (as defined therein) of the Company. In the event of any termination of Bates' employment to which the COC Agreement would apply, Bates shall be entitled to all the benefits provided under either this Agreement or the COC Agreement, whichever one in its entirety he shall choose, but not under both, and when Bates has elected which agreement shall apply, the other agreement shall be superseded in its entirety and shall be of no further force and effect, and neither party shall have any obligation to the other thereunder.

      8.3 SUCCESSORS; BINDING AGREEMENT. The Company will require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Bates, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any succession shall be a breach of this Agreement and shall entitle Bates to compensation from the Company in the same amount and on the same terms as if he had terminated his employment pursuant to Section 6(a), except that for purposes of implementing the foregoing, the date on which each such succession become effective shall be the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 8.2 or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law. This Agreement and all rights of Bates hereunder shall inure to the benefit of and be enforceable by Bates' personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Bates should die while any amounts would still be payable to him hereunder if he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Bates' designated beneficiaries set forth in a written beneficiary designation filed with the Company or, if there be no such designated beneficiary, to Bates' estate.

      8.4 NOTICES. For purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Company to:     1360 Post Oak Blvd., Suite 1000
                                Houston, Texas 77056-3098
                                Attn: Suzanne Thomas

      If to Bates to:           58 Greensward Lane
                                Sugar Land, Texas 77479

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or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

      8.5 APPLICABLE LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to the conflict of law principles thereof.

      8.6 WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by Bates and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

      8.7 VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      8.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      8.9 ENTIRE AGREEMENT. This Agreement, together with any exhibits hereto, constitutes, the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the employment of Bates by the Company. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party or by anyone acting on behalf of either party which is not embodied herein, and that no agreement, statement or promise relating to the employment of Bates by the Company, which is not contained in this Agreement, or any exhibits hereto, shall be valid or binding. Any modification or amendment of this Agreement will be effective only if it is in writing and signed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                          WEATHERFORD ENTERRA, INC.

                                          By:______________________

                                             ______________________
                                               Thomas R. Bates, Jr.

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